Exhibit 8.1

Subsidiaries of CPFL Energia S.A.	Jurisdiction of Incorporation

COMPANHIA PAULISTA DE FORÇA E LUZ	Federative Republic of Brazil

COMPANHIA PIRATININGA DE FORÇA E LUZ	Federative Republic of Brazil

CPFL GERAÇÃO DE ENERGIA S.A.	Federative Republic of Brazil

SEMESA S.A.	Federative Republic of Brazil

CPFL CENTRAIS ELÉTRICAS S.A.	Federative Republic of Brazil

FOZ DO CHAPECÓ ENERGIA S.A.	Federative Republic of Brazil

CPFL COMERCIALIZAÇÃO BRASIL S.A.	Federative Republic of Brazil

CLION ASSESSORIA E COMERCIALIZAÇÃO DE ENERGIA ELÉTRICA LTDA.	Federative Republic of Brazil

CPFL SUL CENTRAIS ELETRICAS LTDA	Federative Republic of Brazil

CAMPOS NOVOS ENERGIA S.A.	Federative Republic of Brazil

CERAN — COMPANHIA ENERGÉTICA RIO DAS ANTAS	Federative Republic of Brazil

CONSORCIO ENERGÉTICO FOZ DO CHAPECO	Federative Republic of Brazil

RIO GRANDE ENERGIA S.A.	Federative Republic of Brazil

SUL GERADORA PARTICIPAÇÕES S.A.	Federative Republic of Brazil

BAESA — ENERGÉTICA BARRA GRANDE S.A.	Federative Republic of Brazil

CPFL SERRA LTDA.	Federative Republic of Brazil

CPFL MISSÕES LTDA.	Federative Republic of Brazil

CPFL COMERCIALIZAÇÃO CONE SUL S.A.	Federative Republic of Brazil